SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 25, 2000

                              99 CENTS ONLY STORES
               (Exact Name of Registrant as Specified in Charter)

             California             1-11735              2411605
    (State or Other Jurisdiction  (Commission         (IRS Employer
          of Incorporation)       File Number)      Identification No.)

                         4000 East Union Pacific Avenue
                           City of Commerce, CA 90023
                    (Address of Principal Executive Offices)

                                 (323) 980-8145
                         (Registrant's Telephone Number)


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Item 5. OTHER EVENTS.

     On January 25, 2000, 99 Cents Only Stores Merger Corporation, a Minnesota corporation ("Merger Company"), a wholly owned subsidiary of 99 Cents Only Stores, a California corporation (the "Company"), merged with Universal International, Inc., a Minnesota corporation ("Universal"). Immediately prior to the effective time of the merger, the Company owned more than 90% of the outstanding shares of Universal of common stock (the "Shares").

     Upon effectiveness of and as a result of the merger, (i) the separate corporate existence of Merger Company terminated and the Universal, as the surviving corporation of the merger, became a wholly owned subsidiary of the Company; and (ii) each of the Shares outstanding prior to the merger was, concurrently with the effectiveness of the merger, automatically converted into the right to receive $ 2.32 per Share in cash, without interest, subject to the qualifications set forth in the Notice of Merger mailed to record holders of Common Shares of Universal immediately prior to the effective date of the merger, attached hereto as EXHIBIT 99.1.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2000                    99 CENTS ONLY STORES

                                        By:    /S/ ANDREW FARINA
                                             -----------------------------------
                                             Andy Farina
                                             Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBITS

99.1 Notice of Merger to Universal International, Inc. shareholders dated January 25, 2000.


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